SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

  Date of Report (Date of earliest event report):  May 31,
                            2000


                  DEVON ENERGY CORPORATION
   (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                               001-
30176                           73-1567067
(State or Other Jurisdiction of      (Commission File
Number)   (IRS Employer
Incorporation or Organization)
Identification Number)


      20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK
                            73102
                          (Address of Principal Executive
Offices)                                   (Zip Code)


 Registrant's telephone number, including area code:   (405)
                          235-3611













                     Page 1 of  3 pages

Item 5.        Other Information

     Devon Energy Corporation ("Devon") filed a Form 8-K on January 27, 2000. This Form 8-K included forward-looking statements regarding Devon's estimated 2000 operating results. Devon disclosed in the filing that, during 2000, it contemplated disposing of certain properties acquired in its August 1999 merger with PennzEnergy Company. Devon also disclosed that any effect on the 2000 forward-looking estimates would depend on the timing of the dispositions.

     On May 31, 2000, Devon entered into an agreement to sell one of the properties referred to in the January 27, 2000 Form 8-K. Devon has agreed to sell for $55 million its interest in the SACROC unit and the related gas plant and pipeline, all located in the Permian Basin of west Texas. The sales price is effective as of April 1, 2000, and is subject, among other things, to adjustment for operating results through an expected closing date in late June 2000. Devon's year-end 1999 proved oil and gas reserves from its interest in the SACROC unit were approximately 25.3 million barrels of oil equivalent.

     Devon will cease reporting production quantities, revenues and expenses from the related properties as of the closing date. The following are the approximate reductions in Devon's previously disclosed 2000 forward-looking estimates that will result from the sale at mid-year, assuming a June 30, 2000 closing date:

          Oil production                     1,000,000 barrels
          Natural gas liquids production     400,000 barrels
          Production and operating expenses  $13 million
          Interest expense                   $1 million
          Depreciation, depletion and
             amortization of oil and gas
             properties                      $3 million

     The $3 million reduction in DD&A expense shown above is the result of the estimated 1.4 million barrel decrease in oil and natural gas liquids production after the property sale, partially offset by an estimated $0.15 per barrel increase in the consolidated DD&A rate for the last half of 2000.

     The forward-looking statements provided in this discussion modify the estimates previously provided in Devon's Form 8-K filed on January 27, 2000. That Form 8-K included a discussion of specific assumptions and risks related to those estimates. The forward-looking statements provided herein should be read in conjunction with the information included in that filing.

     The forward-looking statements contained herein are based on management's examination of historical operating trends, the December 31, 1999 reserve reports of independent petroleum engineers and other data in Devon's possession or available from third parties. Devon cautions that its future oil, gas and NGLs production, revenues and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling risks, regulatory changes and the uncertainty inherent in estimating future oil and gas production or reserves. Investors are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected in the forward-looking statements.



                         SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              DEVON ENERGY CORPORATION




                              By:  /s/  Danny J. Heatly
                                   Vice President - Accounting


Date:  June 5, 2000